SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2009

STEN CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	000-18785	41-1391803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

10275 Wayzata Blvd.  Suite 310, Minnetonka, Minnesota 55305

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (952) 545-2776

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 4 through 8 are not applicable and therefore omitted.

Item 1.01

Entry into a Material Definitive Agreement

Item 2.03

Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On November 23, 2007 STEN Corporation (the “Company”) and certain of its wholly-owned subsidiaries, (collectively with the Company, the “Borrowers”), entered into a Security Agreement (the “Security Agreement”) with LV Administrative Services, Inc. (the “Agent”) as administrative and collateral agent for Valens U.S. SPV I, LLC (the “Lender”).  The Security Agreement was amended effective August 22, 2008, November 4, 2008 and December 31, 2008 by Omnibus Amendments with the Agent and the Lender.

Effective  January 20, 2009, the Borrowers entered into an Omnibus Amendment dated January 20, 2009 with the Agent and the Lender (the “Amendment”) relating to the Security Agreement.  A copy of the Amendment is attached hereto as Exhibit 10.1.  The Amendment provides for additional borrowing in excess of the formula amount under the Security Agreement of up to $500,000, with this overadvance amount available through March 31, 2009.

Item 3.01.

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or

Standard; Transfer of Listing

On January 15, 2009, the Company received a Staff Deficiency Letter from The Nasdaq Stock Market which stated that the Company does not comply with Marketplace Rule 4310(c)(3), which requires the Company to have a minimum of $2,500,000 in stockholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.

Based on the Company’s Annual Report on Form 10-K for the period ended September 28, 2008, Nasdaq Staff determined that the Company’s stockholders’ equity was ($1,364,541). In addition, as of January 14, 2009, Nasdaq Staff determined that the market value of listed securities was $303,450.  Finally, the Nasdaq Staff stated that the Company reported net losses from continuing operations of ($8,021,386), ($2,205,714) and ($608,238), in its annual filings for the years ended September 28, 2008, September 30, 2007 and October 1, 2006, respectively.

In its letter, Nasdaq staff requested that the Company provide, on or before January 30, 2009, a plan to achieve and sustain compliance with all of The Nasdaq Capital Market listing requirements.

On January 22, 2009, the Board of Directors of the Company approved delisting of the Company’s common stock from The Nasdaq Stock Market.  Also on January 22, 2009, the Company notified The Nasdaq Stock Market of its intent to voluntarily delist its common stock from The Nasdaq Stock Market and issued a press release relating to the delisting, which is attached hereto as Exhibit 99.1. The Company expects that it will file a Form 25 with the Securities and Exchange Commission relating to the delisting of its common stock on or about February 2, 2009, with the delisting of its common stock taking effect no earlier than ten days thereafter. Accordingly, the Company expects that the last day of trading of its common stock on The Nasdaq Stock Market will be on or about February 12, 2009.

Item 9.01.    Financial Statements and Exhibits

Exhibit	Description
10.1

Omnibus Amendment dated January 20, 2009 by and among STEN Corporation, STEN Credit Corporation, STENCOR, Inc., STEN Financial Corp., EasyDrive Cars and Credit Corp., BTAC Properties, Inc., Alliance Advance, Inc., STEN Acquisition Corporation, and Burger Time Acquisition Corporation, and Valens U.S. SPV I, LLC, as lender, LV Administrative Services, Inc., as administrative and collateral agent.

99.1	Press Release dated January 22, 2009 issued by STEN Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 22, 2009	STEN CORPORATION
By: /s/ Kenneth W. Brimmer
Kenneth W. Brimmer
Chief Executive Officer